                                                                    EXHIBIT 10.5


                          RANGER AEROSPACE CORPORATION
                            EXECUTIVE STOCK AGREEMENT


                  THIS AGREEMENT is made as of April 2, 1998, between Ranger Aerospace Corporation, a Delaware corporation (the "Company") and Stephen D. Townes ("Executive").

                  The Company and the Executive desire to enter into an agreement pursuant to which Executive shall purchase, and the Company shall sell, 2,663 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") at a price of $100 per share. Together, the Class A Common Stock, the Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), 10 1/2% Subordinated Notes (the "Notes") and the Series A Preferred Stock (the "Preferred Stock") (it being understood that the Notes and the Preferred Stock shall be treated as one and the same class of securities, with identical rights hereunder) are referred to herein as the "Company Stock." All of such shares of Company Stock and all shares of Company Stock hereafter acquired by Executive are referred to herein as "Executive Stock." All shares of Executive Stock shall be designated as Time-Vesting Stock. Certain definitions are set forth in paragraph 7 of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1.  Purchase and Sale of Executive Stock.

                  (a) Upon execution of this Agreement, Executive shall purchase, and the Company shall sell, 2,663 shares of Class A Common Stock at a price of $100 per share. The Company shall deliver to Executive the certificate representing such shares of Company Stock, and Executive shall deliver to the Company a promissory note in the form of Annex A attached hereto in an aggregate principal amount of $266,300 (the "Executive Note"). Executive's obligations under the Executive Note shall be secured by a pledge of the Executive Stock to the Company, and in connection therewith, Executive shall enter into a pledge agreement in the form of Annex B attached hereto.

                  (b) Within 30 days after Executive purchases any shares of Executive Stock from the Company hereunder, Executive shall make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated there under in the form of Annex C attached hereto and any similar filing required by applicable state law.

                  (c) In connection with the purchase and sale of the Executive Stock hereunder, Executive represents and warrants to the Company that:





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                             (i) The Executive Stock to be acquired by Executive
         pursuant to this Agreement shall be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Executive Stock shall not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

                            (ii) Executive is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock.

                           (iii) Executive is able to bear the economic risk of his investment in the Executive Stock for an indefinite period of time. Executive understands that the Executive Stock has not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

                            (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Stock and has had full access to (A) such other information concerning the Company as he has requested and (B) such other information which is necessary and desirable to make an informed investment decision regarding the purchase Executive Stock hereunder. Executive has reviewed a copy of the Share Purchase Agreement, dated as of March 14, 1998 and amended as of the date hereof, between the Company, Viad Corp. and Viad Service Company, Limited pursuant to which the Company acquired substantially all of the stock of certain subsidiaries of Aircraft Service International Group, Inc. and the Security Purchase Agreement dated as of the date hereof, between the Company, John Hancock Mutual Life Insurance Company and CIBC Wood Gundy Ventures, Inc. and Executive is familiar with the transactions contemplated thereby.

                             (v) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

                  (d) As an inducement to the Company to issue the Executive Stock to Executive, and as a condition thereto, Executive acknowledges and agrees that:

                             (i) neither the issuance of the Executive Stock to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company or its Subsidiaries or affect the right of the Company to terminate Executive's employment at any time; and

                            (ii) the Company shall have no duty or obligation to disclose to Executive, and Executive shall have no right to be advised of, any material information regarding the





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          Company or its Subsidiaries at any time prior to, upon or in connection with the repurchase of Executive Stock upon the termination of Executive's employment with the Company or its Subsidiaries or as otherwise provided hereunder.

                  (e) The Company and Executive acknowledge and agree that this Agreement has been executed and delivered, and the Executive Stock has been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and Executive.

                  2.  Time-Vesting Nature of Executive Stock.

                  (a) Executive Stock purchased hereunder shall become vested, and shall only vest, upon the third anniversary of the date hereof; provided that:

                      (i) Upon the occurrence of a Sale of the Company or a Qualified Public Offering, all shares of Executive Stock purchased hereunder which have not yet become vested shall become vested at the time of such event;

                     (ii) In the event of that Executive is terminated without Cause or the Executive resigns with Good Reason, all shares of Executive Stock purchased hereunder which have not yet become vested shall become vested at the time of such event.

                  (b) Shares of Executive Stock which have become vested pursuant to this paragraph 2 are referred to herein as "Vested Shares," and all other shares of Executive Stock are referred to herein as "Unvested Shares."

                  3.  Repurchase Option.

                  (a) In the event Executive ceases to be employed by the Company or its Subsidiaries (the "Termination"), the Executive Stock (whether held by Executive or one or more of Executive's transferees) shall be subject to repurchase by the Company pursuant to the terms and conditions set forth in this paragraph 3 (the "Repurchase Option").

                  (b) The purchase price for each Vested Share shall be (i) equal to the Fair Market Value of such share if Executive is terminated without Cause, the Executive resigns with Good Reason or Executive is terminated pursuant to Executive's death or Permanent Disability, or (ii) equal to the lower of the Executive's Original Cost for such shares (with shares having the lowest cost subject to repurchase prior to shares with a higher cost) and Fair Market Value if Executive is terminated for Cause or resigns without Good Reason. The purchase price for each Unvested Share shall be the Original Cost for such share.

                  (c) The Company may elect to purchase all or any portion of such Executive Stock by delivering written notice (the "Repurchase Notice") to the holder or holders of the Executive Stock within 150 days after the Termination. The Repurchase Notice shall set forth the number of shares of each class of Executive Stock to be acquired from each holder of Executive





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Stock, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of shares to be repurchased by the Company shall first be satisfied to the extent possible from the shares of Executive Stock held by Executive at the time of delivery of the Repurchase Notice. If the number of shares of Executive Stock then held by Executive is less than the total number of shares of Executive Stock the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Executive Stock under this Agreement, pro rata according to the number of shares of Executive Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as close as practicable to the nearest whole shares).

                  (d) If for any reason the Company does not elect to purchase all of the Unvested Stock pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for the shares of Executive Stock the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 90 days after the Termination, the Company shall give written notice (the "Option Notice") to the Investors setting forth the number of Available Shares and the purchase price for the Available Shares. The Investors may elect to purchase any number of Available Shares by delivering written notice (the "Election Notice") to the Company within 45 days after receipt of the Option Notice from the Company; provided that if more than one Investor elects to purchase any or all Available Shares and the number of Available Shares is less than the aggregate number of Shares of Executive Stock elected to be purchased by such electing Investors, each Investor shall be entitled to purchase the lesser of (i) the number of shares of such class that such Investor has elected to purchase as indicated in the Election Notice or
(ii) the number of shares of such class ob tained by multiplying the number of shares specified in the Option Notice by a fraction, the numerator of which is the number of shares of such class of Company Stock (on a fully-diluted basis) held by such Investor and the denominator of which is the aggregate number of Shares of such class of Company Stock (on a fully-diluted basis) held by all electing Investors. In the event all Available Shares are not purchased by the Investors pursuant to the immediately preceding sentence, the Available Shares remaining to be purchased shall be allocated among the Investors who elect to purchase more Available Shares (as indicated in their respective Election Notices) than they are entitled to purchase pursuant to the immediately preceding sentence as the Investors shall agree in writing. As soon as practicable, and in any event within 15 days after the expiration of the 45-day period set forth above, the Company shall notify each holder of Executive Stock as to the number of shares being purchased from such holder by the Investors (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Executive Stock, the Company shall also deliver written notice to each Investor setting forth the number of shares such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

                  (e) The closing of the purchase of the Executive Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than sixty (60) days nor less than five days after the delivery of the later of either such notice to be delivered. The Company and/or the Investors shall pay for the Executive Stock to be purchased pursuant to the Repurchase Option



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by delivery of, in the case of each Investor, a check or wire transfer of funds and, in the case of the Company at its option, (i) cancellation or exchange of the Executive Note, (ii) a check or wire transfer of funds, (iii) a subordinated note or notes payable in up to, three equal annual installments beginning on the first anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the interest rate then being charged to the Company under any revolving working capital credit facility, or (iv) any combination of (i)-(iii), in the aggregate amount of the purchase price for such shares; provided that the Company shall use reasonable efforts to make all such repurchases in excess of the amount due under any Executive Note with a check or wire transfer of funds. Any notes issued by the Company pursuant to this paragraph 3(e) shall be subject to any restrictive covenants to which the Company or any of its subsidiaries is subject at the time of such purchase. In addition to offsetting amounts outstanding under the Executive Note issued to the Company hereunder, the Company may pay the purchase price for such shares by offsetting any other bona fide debts owed by Executive to the Company. The purchasers of Executive Stock hereunder shall be entitled to receive customary representations and warranties from the sellers regarding such sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances) and to require all sellers' signatures be guaranteed by a national bank or reputable securities broker.

                  (f) The right of the Company and the Investors to repurchase Executive Stock pursuant to this paragraph 3 shall not terminate.

                  (g) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries debt and equity financing agreements. If any such restrictions prohibit the repurchase of Executive Stock hereunder which the Company is otherwise entitled or required to make, the time periods provided in this paragraph 3 shall be suspended, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

                  4.  Put Option.

                  (a) In the event of a Termination for any reason other than
(i) Executive's death or Permanent Disability, (ii) Executive's Termination with Cause or (iii) Executive's Termination without Good Reason, the holder of Executive Stock (whether such holder is Executive or one or more of Executive's transferees) shall have the right to require the Company to repurchase all or any shares of Executive Stock held by the Executive at the Put Price (the "Put") by delivering a written notice to the Company specifying the number of shares to be purchased (the "Put Notice") within 90 days after the Termination.

                  (b) The Put Notice shall set forth the number and class of shares of Executive Stock to be Put to the Company. Upon the delivery of the Put Notice, the Company shall in good faith promptly determine the Put Price as provided hereunder, and subject to the provisions hereof within 30 days after the determination of the Put Price, the Company shall purchase and the holder



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of the Executive Stock shall sell the number of shares of Executive Stock specified in the Put Notice at a mutually agreeable time and place (the "Put Closing").

                  (c) At the Put Closing, the Executive shall deliver to the Company certificates representing the Executive Stock to be repurchased by the Company free and clear of all liens and encumbrances and duly endorsed in blank or accompanied by duly executed forms of assignment (with signatures guaranteed), and the Company shall deliver to the Executive the Put Price by cancellation of the Executive Note or by cashier's or certified check payable to the Investor or by wire transfer of immediately available funds to an account designated by the Executive; provided that if and to the extent any such purchase for cash is prohibited by the provisions of applicable state law or by the provisions of the Company's or its subsidiaries' debt agreements or would cause the Company to violate any minimum working capital level in any such debt agreements (set at 110% of the required level for purposes of this Agreement), the amount of the Put Price which is not able to be paid in cash shall be paid for by the issuance of subordinated promissory notes in form and substance reasonably satisfactory to the Executive with the principal amount payable in three equal annual installments beginning on the first anniversary of issuance, bearing interest (payable annually) at a floating rate per annum equal to the highest interest rate then being charged to the Company under any revolving working capital credit facility; provided that the Executive shall be entitled to rescind any portion of the exercised Put if any portion of the Put Price would be payable by a note.

                  (d) The "Put Price" for each share of Executive Stock shall be equal to the Fair Market Value thereof

                  (e) The right of the Executive to Put shares of Executive Stock pursuant to this paragraph 4 shall terminate upon the first to occur of the Sale of the Company or a Qualified Public Offering.

                  (f) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries debt and equity financing agreements. If any such restrictions prohibit the repurchase of Executive Stock hereunder which the Company is otherwise entitled or required to make, the time periods provided in this paragraph 4 shall be suspended, and shall recommence when the Company may make such repurchases under such restrictions.

                  5. Restrictions on Transfer. Executive shall not sell, transfer, assign, pledge, or otherwise dispose of any interest in any shares of Executive Stock (each, a "Transfer"), except with the consent of the Board of Directors (the "Board") or pursuant to paragraphs 2 and 3 of the Securityholders Agreement of even date.

                  6. Legend. Each note or certificate evidencing Executive Stock pursuant to the terms of this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form:





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                  "The securities represented by this certificate are subject to a Executive Stock Agreement dated as of April 2, 1998 among the issuer of such securities (the "Company") and the Executive named therein, as amended and modified from time to time. A copy of such Executive Stock Agreement shall be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Executive Stock outstanding as of the date hereof.

                  7.  Definitions.

                  "Cause" shall have the definition provided in the Employment Agreement between the Company and Executive of even date herewith.

                  "Company Stock" shall have the meaning set forth in the preamble of this Agreement.

                  "Employment Agreement" shall mean the employment agreement between Aircraft Service International Group, Inc. and Executive of even date.

                  "Executive Stock" shall include Executive Stock in the hands of any holder other than Executive (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Stock shall succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder. Executive Stock shall also include shares of the Company's capital stock issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization.

                  "Fair Market Value" of each share of Executive Stock means the average of the closing prices of the sales of each class of Executive Stock on all securities exchanges on which the Company Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day a class of Executive Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day a class of Executive Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time a class of Executive Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value shall be the fair value of the share of Executive Stock determined in good faith by the Board (without taking into account the effect of any contemporaneous repurchase of Unvested Shares under paragraph 4 hereof), which determination shall not require an independent appraisal of the value of the share of Executive Stock.



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                  "Good Reason" shall mean the Constructive Termination (as
defined in the Employment Agreement) of the Executive.

                  "Independent Third Party" means any person (i) who, immediately prior to the contemplated transaction, does not own Company Stock representing in excess of 5% of the Company's Voting Power, (ii) who is not controlling, controlled by or under common control with any such person and
(iii) who is not the spouse or descendant (by birth or adoption) of any such person.

                  "Investors" means each of John Hancock Mutual Life Insurance Company and CIBC Wood Gundy Ventures, Inc.

                  "1933 Act" means the Securities Act of 1933, as amended from time to time.

                  "Original Cost" of each share of Common Stock purchased hereunder shall be equal to $100 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

                  "Permanent Disability" means a mental incapacity or physical disability of the Executive, rendering him unable to engage in his usual duties for a period of ninety (90) days or more, whether consecutive or not, within any twelve (12) consecutive month period, and shall be determined in good faith by the Board of Directors of the Company.

                  "Public Sale" means any sale pursuant to a registered public offering under the 1933 Act or any sale to the public pursuant to Rule 144 promulgated under the 1933 Act effected through a broker, dealer or market maker.

                  "Qualified Public Offering" means the sale, in an underwritten public offering by the Company registered under the 1933 Act, of shares of Common Stock having an aggregate offering value of at least $35 million and a per share price for each class of Company Stock of at least four times Original Cost.

                  "Sale of the Company" means the sale of the Company to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing a majority of the Company's Voting Power (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

                  "Securityholders Agreement" means the securityholders agreement of even date between the Company, John Hancock Mutual Life Insurance Company, CIBC Wood Gundy Ventures, Inc., the Danielle Schwartz Trust and certain other persons named therein.





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

                  "Subsidiary" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

                  "Voting Power" means, with respect to each shares of Company Stock as determined on a fully-diluted basis, one (1) vote per share with respect to the Class A Common Stock and Class B Common Stock (whether designated as voting or nonvoting).

                  8. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

                  To the Company:

                  Ranger Aerospace Corporation
                  GSP International Airport
                  Box 12233
                  Greenville, SC  29612
                  Attn:  Chief Financial Officer

                  With copies (which shall not constitute notice) to:

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, IL  60601
                  Telephone:       (312) 861-2288
                  Facsimile:       (312) 861-2200
                  Attention:       William S. Kirsch, P.C.

                  To Executive:

                  Stephen D. Townes
                  318 Scarborough Drive
                  Greer, SC  29650
                  Telephone:        (864) 848-2760
                  Facsimile:        (864) 848-2759



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                  To the Investors:

                  CIBC Wood Gundy Ventures, Inc.
                  425 Lexington Avenue, 3rd Floor
                  New York, NY  10017
                  Telephone:     (212) 885-4400
                  Facsimile:     (212) 885-4493
                  Attention:     Jay Levine


                  John Hancock Mutual Life Insurance Company
                  John Hancock Place
                  Box 111
                  Boston, MA  82117
                  Telephone:     (617) 572-1605
                  Facsimile:     (617) 572-1606
                  Attention:     Dana Donovan


or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S.
mail.

             9.   General Provisions.

                  (a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose. Notwithstanding the preceding sentence and the Securityholders Agreement of even date, Executive may pledge all shares of Executive Stock to the Company to secure payment of the Executive Note.

                  (b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.



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                  (d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Investors and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder.

                  (f) Choice of Law. The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company or its stockholders. All other questions con cerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

                  (g) Remedies. Each of the parties to this Agreement (including the Investors) shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                  (h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only by (i) the Company (ii) the holders of a majority of the Voting Power of Executive Stock and (iii) with respect to Section 2 only, the holders of a majority of the Voting Power held by Investors voting as a single class.

                  (i) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

                  10. Third Party Beneficiaries. Investors shall be deemed to be third party beneficiaries of the provisions of this Agreement which specifically reference them. No other third party beneficiaries are intended or shall be deemed to be created hereby.


                                  *  *  *  *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                                RANGER AEROSPACE CORPORATION



                                                By:  /s/ STEPHEN D. TOWNES
                                                   -----------------------------

                                                Its:    President and CEO
                                                    ----------------------------

                                                     /s/ STEPHEN D. TOWNES
                                                --------------------------------
                                                STEPHEN D. TOWNES

Agreed and Accepted:

JOHN HANCOCK MUTUAL LIFE
 INSURANCE COMPANY

By:     /s/ D. DANA DONOVAN
   -------------------------------

Its:  Senior Investment Officer
    ------------------------------

CIBC WOOD GUNDY VENTURES, INC.

By:          Illegible
   -------------------------------

Its:     Managing Director
    ------------------------------





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




                                                                         ANNEX A

                                 PROMISSORY NOTE




$266,300                                                          April 1, 1998


                  For value received, Stephen D. Townes ("Promisor") promises to pay to the order of Ranger Aerospace Corporation, a Delaware corporation (the "Company"), the aggregate principal sum of $266,300. This Note was issued pursuant to and is subject to the terms of the Executive Stock Agreement, dated as of the date hereof, between the Company and Promisor (the "Executive Stock Agreement"). Unless otherwise indicated herein, capitalized terms used in this Note have the meaning set forth in the Executive Stock Agreement.

                  Interest shall accrue on a daily basis on the outstanding principal amount of this Note at a rate equal to the lesser of (i) 9.5% per annum, compounded annually, computed on the basis of a 360 day year and the actual number of days elapsed or (ii) the highest rate permitted by applicable law, and shall be payable at such time as the principal of this Note becomes due and payable.

                  Payments of principal of, and accrued and unpaid interest under, this Note shall be due and payable on demand.

                  Payments of principal of, and accrued and unpaid interest under, this Note shall be due and payable upon Executive's receipt of proceeds from the transfer of any Executive Stock (other than a transfer to a Permitted Transferee, as defined in, and in accordance with, the Securityholders Agreement) in the full amount of such proceeds or such lesser amount as is necessary to pay the full amount of outstanding principal of and accrued interest under this Note and for Promisor to otherwise fully and finally discharge its obligations under this Note. Promisor may, at his option, pay all or any portion of the principal of, and accrued and unpaid interest under, this Note at any time prior to the maturity hereof without penalty or premium. Promisor may, at his option, pay all or any portion of amounts due under this Note by surrendering to the Company shares of Executive Stock having a Fair Market Value equal to the amount of such payment. Any payment hereunder shall be applied first to pay accrued and unpaid interest under this Note and second to reduce the outstanding principal amount of this Note.

                  The amounts due under this Note are secured by a pledge of the Pledged Shares (as such term is defined in the Pledge Agreement, dated as of the date hereof, between Promisor and the Company). Any cash dividends declared and paid with respect to the Pledged Shares shall be payable directly to the Company and shall be applied to reduce the outstanding principal amount (and any interest thereon) of this Note and any cash dividends paid to Promisor with respect to the Pledged Shares will be promptly remitted to the Company and shall be applied to reduce the outstanding principal amount (and any interest thereon) of this Note.

                  Notwithstanding anything to the contrary contained herein or in the Executive Stock Agreement, it is expressly agreed that the Company or any subsequent holder of this Note shall look only to the Pledged Shares with respect to aggregate Defaults in excess of the sum of (i) 25% of the original principal amount of this Note and (ii) 25% of all interest (both paid and unpaid) accrued on the Note, it being understood that, with respect to such amounts, this Note shall be without recourse to Promisor with respect to aggregate Defaults exceeding such amount.

                  In the event Promisor fails to pay any amounts due hereunder when due, Promisor shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

                  Promisor, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Promisor hereunder.

                  Any failure by the Company to exercise any right hereunder shall not be construed as a waiver of its right to exercise the same or any other right hereunder at any other time.

                  This Note and all rights hereunder shall be governed by the internal laws, and not the laws of conflicts, of the State of Florida.


                                  *  *  *  *

                  IN WITNESS WHEREOF, this has been executed as of the date first above written.


                                                  RANGER AEROSPACE CORPORATION



                                                By:    /s/ STEPHEN D. TOWNES
                                                   -----------------------------

                                                Its:     President and CEO
                                                    ----------------------------

                                                       /s/ STEPHEN D. TOWNES
                                                 -------------------------------
                                                 STEPHEN D. TOWNES

                                                                         ANNEX B


                          RANGER AEROSPACE CORPORATION

                        EXECUTIVE STOCK PLEDGE AGREEMENT


                  THIS PLEDGE AGREEMENT is made as of April 2, 1998, between Stephen D. Townes ("Pledgor"), and Ranger Aerospace Corporation, a Delaware corporation (the "Company").

                  The Company and Pledgor are parties to an Executive Stock Agreement of even date, pursuant to which Pledgor purchased 2,663 shares of the Company's Class A Common Stock, $.01 par value per share and (the "Executive Stock"), for an aggregate purchase price of $266,300. The Company has allowed Pledgor to purchase the Pledged Shares by delivery to the Company of a note (the "Note") in the aggregate principal amount of $266,300. This Pledge Agreement provides the terms and conditions upon which the Note is secured by a pledge to the Company of the Pledged Shares.

                  NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Company to accept the Note as payment for the Pledged Shares, Pledgor and the Company hereby agree as follows:

                  1. Pledge. Pledgor hereby pledges to the Company, and grants to the Company a security interest in, the Executive Stock and any other securities of the Company held by Pledgor ("Pledged Shares") as security for the prompt and complete payment when due of the unpaid principal of and interest on the Note and full payment and performance of the obligations and liabilities of Pledgor hereunder.

                  2. Delivery of Pledged Shares. Upon the execution of this Pledge Agreement and, thereafter, immediately upon Pledgor's receipt of any additional Pledged Shares, Pledgor shall deliver to the Company the certificate(s) representing the Pledged Shares, together with duly executed forms of assignment sufficient to transfer title thereto to the Company.

                  3. Voting Rights; Cash Dividends. Notwithstanding anything to the contrary contained herein, during the term of this Pledge Agreement until such time as there exists a default in the payment of principal or interest on the Note or any other default under the Note or hereunder, Pledgor shall be entitled to all voting rights with respect to the Pledged Shares and shall be entitled to receive all cash dividends paid in respect of the Pledged Shares. Upon the occurrence of and during the continuance of any such default, Pledgor shall no longer be able to vote the Pledged

Shares and the Company shall retain all such cash dividends payable on the Pledged Shares as additional security hereunder.

                  4. Stock Dividends; Distributions, etc. If, while this Pledge Agreement is in effect, Pledgor becomes entitled to receive or receives any securities or other property in addition to, in substitution of, or in exchange for any of the Pledged Shares (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise), Pledgor shall accept such securities or other property on behalf of and for the benefit of the Company as additional security for Pledgor's obligations under the Note and shall promptly deliver such additional security to the Company together with duly executed forms of assignment, and such additional security shall be deemed to be part of the Pledged Shares hereunder.

                  5. Default. If Pledgor defaults in the payment of the principal or interest under the Note when it becomes due (whether upon demand, acceleration or otherwise) or any other event of default under the Note or this Pledge Agreement occurs (including the bankruptcy or insolvency of Pledgor), the Company may exercise any and all the rights, powers and remedies of any owner of the Pledged Shares (including the right to vote the shares and receive dividends and distributions with respect to such shares) and shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of the State of Florida or otherwise available to the Company under applicable law. Without limiting the foregoing, the Company is authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Pledged Shares at any private sale or public auction, on not less than ten days written notice to Pledgor, at such price or prices and upon such terms as the Company may deem advisable. Pledgor shall have no right to redeem the Pledged Shares after any such sale or assignment. At any such sale or auction, the Company may bid for, and become the purchaser of, the whole or any part of the Pledged Shares offered for sale. In case of any such sale, after deducting the costs, attorneys' fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the principal of and accrued interest on the Note; provided that after payment in full of the indebtedness evidenced by the Note, the balance of the proceeds of sale then remaining shall be paid to Pledgor and Pledgor shall be entitled to the return of any of the Pledged Shares remaining in the hands of the Company. Pledgor shall be liable for any deficiency if the remaining proceeds are insufficient to pay the indebtedness under the Note in full, including the fees of any attorneys employed by the Company to collect such deficiency.

                  6. Costs and Attorneys' Fees. All costs and expenses (including reasonable attorneys' fees) incurred in exercising any right, power or remedy conferred by this Pledge Agreement or in the enforcement thereof, shall become part of the indebtedness secured hereunder and shall be paid by Pledgor or repaid from the proceeds of the sale of the Pledged Shares hereunder.

                  7. Payment of Indebtedness and Release of Pledged Shares. Upon payment in full of the indebtedness evidenced by the Note, the Company shall surrender the Pledged Shares to Pledgor together with all forms of assignment.

                  8. No Other Liens; No Sales or Transfers. Pledgor hereby represents and warrants that he has good and valid title to all of the Pledge Shares, free and clear of all liens, security interests and other encumbrances, and Pledgor hereby covenants that, until such time as all of the outstanding principal of and interest on the Note has been repaid, Pledgor shall not (i) create, incur, assume or suffer to exist any pledge, security interest, encumbrance, lien or charge of any kind against the Pledged Shares or Pledgor's rights or a holder thereof, other than pursuant to this Agreement and the Securityholders Agreement of even date, or (ii) sell or otherwise transfer any Pledged Shares or any interest therein.

                  9. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of the Company, Pledgor shall execute and deliver such further documents (including UCC financing statements) and do such further acts and things as the Company may reasonably request in order to effect the purposes of this Pledge Agreement.

                 10. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 11. No Waiver; Cumulative Remedies. The Company shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Company, and then only to the extent therein set forth. A waiver by the Company of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Company, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

                 12. Waivers, Amendments; Applicable Law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto. This Agreement and all obligations of the Pledgor hereunder shall together with the rights and remedies of the Company hereunder, inure to the benefit of the Company and its successors and assigns. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Florida.

                                  *  *  *  *

                  IN WITNESS WHEREOF, this Pledge Agreement has been executed as of the date first above written.


                                                RANGER AEROSPACE CORPORATION



                                               By: /s/   STEPHEN D. TOWNES
                                                   ----------------------------

                                               Its:       President & CEO
                                                    ----------------------------



                                                /s/      STEPHEN D. TOWNES
                                                --------------------------------
                                                STEPHEN D. TOWNES

                                                                         ANNEX C

                                                               ________ __, 1998


                       ELECTION TO INCLUDE STOCK IN GROSS
                     INCOME PURSUANT TO SECTION 83(b) OF THE
                              INTERNAL REVENUE CODE


                  The undersigned purchased shares of Class A Common Stock, par value $.01 per share (the "Shares"), of Ranger Aerospace Corporation (the "Company") on ______ __,1998. Under certain circumstances, the Company has the right to repurchase the Shares at cost from the undersigned (or from the holder of the Shares, if different from the undersigned) should the undersigned cease to be employed by the Company or its subsidiaries. Hence, the Shares are subject to a substantial risk of forfeiture and are nontransferable. The undersigned desires to make an election to have the Shares taxed under the provision of Code
Section 83(b) at the time he purchased the Shares.

                  Therefore, pursuant to Code Section 83(b) and Treasury Regulation Section 1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Shares (described below), to report as taxable income for calendar year 1998 the excess (if any) of the Shares' fair market value on _______ __, 1998 over purchase price thereof.

                  The following information is supplied in accordance with Treasury Regulation Section 1.83-2(e):

                  1. The name, address and social security number of the undersigned:

                                    Stephen D. Townes
                                    318 Scarborough Drive
                                    Greer, SC  29650
                                    SSN:  ###-##-####

                  2. A description of the property with respect to which the election is being made: _______ shares of Ranger Aerospace Corporation Class A Common Stock, par value $.01 per share.

                  3. The date on which the property was transferred: _________ __, 1998. The taxable year for which such election is made: calendar 1998.

                  4. The restrictions to which the property is subject: the Class A Common Stock shall vest over time. If at any time during the first three years after the purchase of the Shares the undersigned ceases to be employed by the Company or any of its subsidiaries, the unvested portion of the Shares shall be subject to repurchase by the Company at cost or fair market value.

                  5. The fair market value on _______ __, 1998 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $______ per share of Class A Common Stock.

                  6. The amount paid for such property: $______ per share of Class A Common Stock.

                  A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations Section 1.83-2(e)(7).



Dated: April 2, 1998                                /s/   STEPHEN D. TOWNES
       ------------------                           ---------------------------
                                                    STEPHEN D. TOWNES